UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2006 (May 2, 2006)

Newcastle Investment Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-31458	81-0559116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor, New York, NY		10105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 2, 2006, Newcastle Investment Corp. (“Newcastle”) closed a new $200.0 million revolving credit facility, secured by substantially all of its unencumbered assets and equity interests in Newcastle’s subsidiaries. The credit facility bears interest of one month LIBOR + 1.75% and matures in November 2007. Newcastle paid an up front fee of 0.25% on the total facility. Newcastle will not incur any unused fees. The facility will be used to fund investments and working capital needs.

Simultaneous with the closing of the revolving credit facility, the prior credit facility was terminated. $60.0 million was drawn under the new credit facility to repay all of the outstanding indebtedness under the prior credit facility. Newcastle will record an expense of $.7 million representing the write-off of unamortized costs related to the prior credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newcastle Investment Corp.
(Registrant)

Date: May 5, 2006	By:	/s/ Debra A. Hess
Name: Debra A. Hess
Title: Chief Financial Officer